UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 3, 2010

RAM ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50682	20-0700684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E. Skelly Drive, Suite 650, Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (918) 663-2800

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Effective December 3, 2010, RAM Energy Resources, Inc. (“RAM”) and the lenders under the Loan Agreement dated November 29, 2007, by and among RAM, as Borrower, Guggenheim Corporate Funding, LLC, as the Arranger and Administrative Agent, and the financial institutions named therein as the Lenders (as amended, the “Loan Agreement”), entered into a Third Amendment to the Loan Agreement (the “Amendment”).  Under the terms of the Amendment, Section 7.4 of the Loan Agreement is amended to permit RAM to make asset sales in excess of $10,000,000, so long as (i) such sales are approved by revolver Lenders representing at least 66 2/3% of the aggregate revolver commitment and term loan Lenders representing at least 50.1% of the term loan commitment (defined as “Required Lenders”), and (ii) the net proceeds of such sales are immediately paid to the Administrative Agent for application to the outstanding obligations under the Loan Agreement as approved by Required Lenders.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits:

10.8.3
Third Amendment to Loan Agreement dated November 29, 2010, effective December 3, 2010, by and between RAM Energy Resources, Inc., as Borrower, and Guggenheim Corporate Funding, LLC, as the Arranger and Administrative Agent, Wells Fargo Foothill, Inc., as the Documentation Agent and WestLB AG, New York Branch and CIT Capital USA Inc., as the Co-Syndication Agents, and the financial institutions named therein as the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM ENERGY RESOURCES, INC.
(Registrant)

December 8, 2010	By: /s/ G. Les Austin
Name: G. Les Austin
Title: Senior Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Method of Filing

10.8.3
Third Amendment to Loan Agreement dated November 29, 2010, effective December 3, 2010, by and between RAM Energy Resoruces, Inc., as Borrower, and Guggenheim Corporate Funding, LLC, as the Arranger and Administrative Agent, Wells Fargo Foothill, Inc., as the Documentation Agent and WestLB AG, New York Branch and CIT Capital USA Inc., as the Co-Syndication Agents, and the financial institutions named therein as the Lenders.
Filed herewith electronically